EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-289129) pertaining to the O-I Glass, Inc. Fifth Amended and Restated 2017 Incentive Award Plan,
(2)	Registration Statement (Form S-8 No. 333-273646) pertaining to the O-I Glass, Inc. Fourth Amended and Restated 2017 Incentive Award Plan,
(3)	Registration Statement (Form S-8 No. 333-268132) pertaining to the O-I Glass, Inc. Third Amended and Restated 2017 Incentive Award Plan,
(4)	Registration Statement (Form S-8 No. 333-249727) pertaining to the Seventh Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, and Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program,
(5)	Registration Statement (Form S-8 No. 333-236546) pertaining to the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc., Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan, Owens-Illinois, Inc. Amended and Restated 2017 Incentive Award Plan, Seventh Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, and Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, and
(6)	Registration Statement (Form S-8 No. 333-232954) pertaining to the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc., Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan, Owens-Illinois, Inc. Amended and Restated 2017 Incentive Award Plan, Seventh Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, and Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program;

of our reports dated February 12, 2026, with respect to the consolidated financial statements and schedule of O-I Glass, Inc. and the effectiveness of internal control over financial reporting of O-I Glass, Inc. included in this Annual Report (Form 10-K) of O-I Glass, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Toledo, Ohio
February 12, 2026